Dryden Tax-Managed Funds
                      Gateway Center Three
                       100 Mulberry Street
                    Newark, New Jersey 07102


                                                    June 10, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Dryden Tax-Managed Funds
File No. 811-09101


Ladies and Gentlemen:

     Enclosed please find the Semi-Annual Report on Form N-SAR for Dryden Tax-Managed Funds for the semi-annual period ended
April 30, 2008. The Form N-SAR was filed using the EDGAR system.



                                   Very truly yours,


                                   /s/ Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 10th day of June 2008.


                    Dryden Tax-Managed Funds



Witness:  /s/ Louanna P. Lanier                   By:  /s/
Jonathan D. Shain
       Louanna P. Lanier               Jonathan D. Shain
                                        Assistant Secretary






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